UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): August 20, 2008 (August 14, 2008)
PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 1-9900

Maryland	86-0602478
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401
(Address of Principal Executive Offices, Including Zip Code)
310-395-2083
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signature(s)
Exhibit Index
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.
     Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), pursuant to the Master Formation and Contribution Agreement dated as of October 3, 2006 between Arizona Land Income Corporation and POP Venture, LLC, as amended, obtained on March 19, 2008 the option to purchase (“Option”) at a price equal to the cost of investment of affiliates of POP Venture, LLC and of the Company’s Chairman of the Board, Jay H. Shidler (the “Shidler Affiliates”), up to eighteen properties that the Shidler Affiliates had acquired or had under contract to acquire.
     On August 14, 2008, following a partial exercise of the Option, the Company acquired, through Pacific Office Properties, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), a 10% managing ownership interest in a joint venture (the “SoCal II Joint Venture”) holding a portfolio of 15 office and flexible use buildings totaling over 1,000,000 rentable square feet, situated on seven properties in Los Angeles, Orange and San Diego counties in Southern California under the Membership Interest Purchase Agreement dated August 14, 2008 between STIRR SoCal Portfolio II, LLC, which is a Shidler Affiliate, and the Operating Partnership (the “Purchase Agreement”). The Purchase Agreement contains customary representations and warranties and conditions to the consummation of the transactions contemplated by the Purchase Agreement.
     The Option has been fully exercised following the acquisition of the SoCal II Joint Venture.
     The Company acquired its ownership interest in the SoCal II Joint Venture for a purchase price of approximately $4.24 million, including customary closing costs, payable in the form of a subordinated note issued by the Operating Partnership (the “Note”). The terms and conditions of the Note are substantially similar to the terms and conditions of the promissory notes issued to other Shidler Affiliates in previous transactions and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. The Note accrues interest at a rate of 7% per annum, with interest payable quarterly, subject to an Operating Partnership right of accrual. The Note has a five-year maturity, subject to an Operating Partnership option to extend for one additional year. The Note is payable upon the occurrence of a qualified public offering and is an unsecured obligation of the Operating Partnership. The Note can be repaid at any time and will be full recourse to the Operating Partnership.
     The foregoing summary is qualified by reference to the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated August 14, 2008 by and between STIRR SoCal Portfolio II, LLC and Pacific Office Properties, L.P.

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Dated: August 20, 2008	By:	/s/ James M. Kasim
	Name:	James M. Kasim
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated August 14, 2008 by and between STIRR SoCal Portfolio II, LLC and Pacific Office Properties, L.P.